                            PHILADELPHIA FUND, INC.

                                    BY-LAWS

                                    OFFICES
                                    -------

  1. The principal office shall be in the City of Baltimore, County of Baltimore City, State of Maryland, and the name of the resident agent in charge thereof is The Corporation Trust Incorporated.

  2. The Corporation shall also have an office in Boca Raton, Florida, and also offices at such other places as the Board of Directors may from time to time determine as the business of the corporation may require.

                            STOCKHOLDERS' MEETINGS
                            ----------------------

  3. Annual Meetings, if held, shall be held at the office of the Corporation in Boca Raton, Florida or at such other place in the United States as the Board of Directors may determine. Meetings of stockholders for any other purpose may be held at such place within the United States and at such time as shall be stated in the notice of the meeting, or in a duly executed waiver of the notice thereof.

  4. The Corporation is not required to hold an Annual Meeting in any year in which the Corporation is not required to convene a meeting to elect directors under the Investment Company Act of 1940. If the Corporation is required under the Investment Company Act of 1940 to hold a stockholder meeting to elect directors, the meeting shall be designated an Annual Meeting of Stockholders for that year, and shall be held no later than 60 days after the occurrence of the event requiring the meeting; except if an Order is granted by the Securities and Exchange Commission exempting the Corporation from the operation of Section 16(a) of the Investment Company Act of 1940 or a no-action position of similar effect is obtained, then such Meeting shall be held no later than 120 days after the occurrence of the event requiring the Meeting. Otherwise, Annual Meetings shall be held only if called by the Board of Directors of the Corporation and, if called, shall be held at such time as provided in Section 5 of these By-Laws.

  5. If an Annual Meeting is held for any reason other than to elect directors pursuant to the requirements of the Investment Company Act of 1940, such meeting shall be held on the first Wednesday of the fourth month next succeeding the end of the fiscal year in any year in which an annual meeting is held, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 11:00 o'clock A.M., or at such date and time as may be fixed by the Board of Directors within a period not exceeding 16 days after or 15 days before the first Wednesday of the fourth month next succeeding the end of the fiscal year.

  6. Written notice of annual meetings shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the corporation, not more than ninety but at least ten days prior to a meeting.

  7. At least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the Secretary. Such list shall be open at the place where the election is to be held for said ten days, to the examination of any stockholder, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

  8. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors. Special meetings of stockholders shall be called by the Secretary upon the written request of the holders of shares entitled to not less than twenty-five percent of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The Secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing such notice of the meeting, and upon payment to the Corporation of such costs the Secretary shall give notice stating the purpose or purposes of the meeting to all stockholders entitled to vote at such meeting. No special meeting will be called upon the request of the holders of shares entitled to cast less than a majority of all votes entitled to be cast at such meeting, to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding twelve months.

  9. Written notice of a special meeting of stockholders, stating the time and place and object thereof, shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, at least ten days before such meeting.

  10. Business transacted at all special meetings shall be confined to the objects stated in the notice.

  11. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation or by these By-Laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

  12. When a quorum is present at any meeting, the vote of a majority of all the votes cast, by stockholders present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation or of these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

  13. At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by written proxy subscribed by such stockholder and bearing a date not more than eleven months prior to said meeting, unless said proxy provides for a longer period. Each stockholder shall have one vote for each share of stock having voting power registered in his name on the books of the Corporation, and except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election of directors which shall have been transferred on the books of the Corporation with in twenty days next preceding such election of directors.

                                   DIRECTORS
                                   ---------

  14. The number of directors which shall constitute the whole Board shall be such number, not less than three, as the Board of Directors shall, by a resolution duly adopted by a majority of the directors then in office, specify. Subject to Section 3 of these Bylaws, the directors shall be elected at annual meetings of the stockholders, if held, or at special meetings of stockholders called for that purpose, and each director shall be elected to serve until his successor shall have been elected and shall have qualified.

  15. The directors may hold their meetings and keep the books of the Corporation within the State of Maryland, or at the office of the Corporation in Boca Raton, Florida, or at such other places as they may from time to time determine. Members of the Board of Directors or a committee of the Board may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.

  16. If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, a majority of the remaining directors may choose a successor or successors, who shall hold office for the unexpired term in respect to which such vacancy occurred or until the next election of directors, provided that immediately after filling any such vacancy at least two thirds of the directors then holding office shall have been elected by the stockholders. In the event that at any time less than a majority of the directors then holding office were elected by the stockholders, a meeting of the stockholders for the purpose of electing directors to fill existing vacancies shall be called and held promptly, and in any event within sixty days of the occurrence of such condition.

  17. The property and business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders, subject, however, to such limitations as are set forth in the Articles of Incorporation or the By-Laws of the Corporation.

                            INVESTMENT RESTRICTIONS
                            -----------------------

  18.  The Corporation shall not:
       (a)  buy securities to exercise control or management;

       (b) issue senior securities, purchase securities on margin, make short sales, borrow or lend money, mortgage, pledge or otherwise encumber, transfer or assign its assets to secure debts provided, however, the foregoing restrictions shall not prohibit the Corporation from lending its portfolio securities, or selling or buying listed put or call options, or from purchasing debt securities commonly purchased by institutional investors, or purchasing debt securities under repurchase agreements;

       (c) buy or sell real estate, commodities, or commodity contracts, except that the Corporation may buy and sell financial futures contracts and options thereon; nor shall it underwrite the securities of any other issuer, except to the extent the Corporation may be deemed to be a statutory underwriter in connection with the acquisition of "restricted securities";

       (d) invest more than 5% of its gross assets in securities of any one issuer (except U.S. Government obligations); or more than 25% of its gross assets in the securities of companies in the same industry;

       (e)  buy more than 10% of the voting securities of any issuer;

       (f) acquire the securities of any other domestic or foreign investment company or investment fund except in connection with a plan of merger or consolidation with or acquisition of substantially all the assets of such other investment company. This policy shall not prevent the Corporation from investing in the securities issued by a Real Estate Investment Trust, provided that such Trust is not permitted to invest in real estate or interests in real estate other than mortgages or other security interests.

  19. (a) No officer or director of the Corporation or of the manager of the Corporation shall deal for or on behalf of the Corporation with themselves, as principal or agent, or with any corporation or partnership in which they have a financial interest.

            (i) The prohibition contained in subsection (a) herein shall not prohibit the following:

                 (1) The officers and directors of the Corporation from having a financial interest in the Corporation, underwriter, manager of the Corporation or any investment adviser to the manager of the Corporation.

                 (2) The purchase of securities for the portfolio of the Corporation or sale of securities owned by the Corporation through a security dealer, any of whose officers, directors, or partners is an officer or director of the Corporation, provided such transactions are handled in the capacity of the broker only and provided commissions charged do not exceed customary brokerage charged for such services.

                 (3) The employment of legal counsel, registrar, transfer agent, dividend disbursement agent or custodian or trustee having a partner, officer or director who is an officer or director of the Corporation, provided only customary fees are charged for services rendered to or for the benefit of the Corporation.

                 (4) The purchase of the portfolio of the Corporation of securities issued by an issuer having an officer, director or security holder who is an officer or director of the Corporation or of the manager of the Corporation.

       (b) The officers and directors of the Corporation, the officers and directors of the underwriter, and the officers and directors of any manager or investment adviser with which the Corporation has contracted for services may not take long or short positions in securities issued by the Corporation provided, however, that such prohibition shall not prevent the following: (1) the underwriter from purchasing from the Corporation shares issued by the Corporation, provided that orders to purchase from the Corporation are entered with the Corporation by the underwriter upon receipt by the underwriter of purchase orders for shares of the Corporation and provided such purchases are not in excess of purchase orders received by the underwriter, and (2) the purchase from the Corporation of shares issued by the



                                       9
Corporation by the officers and directors of the Corporation, underwriter or investment adviser at the price available to the public at the moment of such purchase, and (3) the underwriter from purchasing from stockholders shares issued by the Corporation.

       (c) Securities owned by the Corporation and cash representing the proceeds from shares of securities owned by the Corporation and of shares issued by the Corporation, payments of principal upon securities owned by the Corporation or capital distribution in respect of shares owned by the Corporation shall be held by a custodian which shall be a bank or trust company having not less than Two Million Dollars ($2,000,000) aggregate capital, surplus and undivided profits provided such a custodian can be found ready and willing to act.

       (d) Nothing in Section 19(c) of these By-Laws shall be construed to mean that the Corporation may keep its cash in only one bank. The Corporation may keep its cash in one or more banks or trust companies located within the United States so long as such banks or trust companies have sufficient capital in accordance with the capital requirements set forth in Section 19(c) of these By-Laws.

       (e) Upon the resignation or inability to serve of the custodian the Board of Directors will use its best efforts to obtain a successor custodian and will direct that the cash and securities owned by the Corporation be delivered directly to the successor custodian, and in the event that no successor custodian can be found, the Board of Directors will submit to the stockholders, before permitting delivery of cash and securities owned by the Corporation to other than a successor custodian, the question of whether the Corporation shall be liquidated or shall function without a custodian, provided that such limitation shall not prevent the termination of any agreement between the Corporation and a custodian by the vote of a majority of the stockholders of the Corporation.

       (f) The Board of Directors shall submit to the stockholders of the Corporation and to any federal or state regulatory agency which may so require, reports, not less often than semiannually, of the operations of the Corporation, based at least annually upon an audit by independent public accountants, which reports clearly set forth, in addition to the information customarily furnished on a balance sheet and profit and loss statement, a statement of all amounts paid to securities dealers, legal counsel, transfer agent, disbursing agent, registrar or custodian, where such payments are made to a firm, corporation, partnership, bank or trust company having a partner, officer or director who is an officer or director of the Corporation.

                            COMMITTEES OF DIRECTORS
                            -----------------------

  20. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, except the power to declare dividends, issue stock or to recommend to stockholders any action requiring stockholder approval, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

                COMPENSATION OF DIRECTORS AND COMMITTEE MEMBERS
                -----------------------------------------------

  21. Directors and members of committees, as such, shall not receive any stated salary for their services, but by resolution of the Board a fixed sum may be allowed for attendance at each meeting thereof; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                             MEETINGS OF THE BOARD
                             ---------------------

  22. Regular meetings of the Board and organizational meetings of each newly elected Board may be held upon five (5) days' notice to each director either personally or by mail or by telegram at such time and place either within or without the State of Maryland as shall from time to time be determined by the Board.

  23. Special meetings of the Board may be called by the President on two days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors.

  24. At all meetings of the Board one-third of the directors then in office, but not less than two, shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or Committee.

                                    NOTICES
                                    -------

  25. Whenever under the provisions of the statutes or of the Articles of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in the post office or letter box, in a post-paid sealed wrapper, addressed to such director or stockholder at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

  26. Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation, or of these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Articles of Incorporation or of these By-Laws, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

                                   OFFICERS
                                   --------

  27. The officers of the Corporation shall be chosen by the directors and shall be a president, a secretary and a treasurer. The Board of Directors may also choose one or more vice presidents, assistant secretaries, and assistant treasurers. Two or more offices, except that of president and vice-president, may be held by the same person, provided however that where the offices of president and secretary are held by the same person, such person shall not hold any other office, and further provided that no person shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Articles of Incorporation or these By-Laws to be executed, acknowledged or verified by two or more officers.

  28. The Board of Directors shall choose a president from its members, a secretary and a treasurer, none of whom except the president need be a member of the Board.

  29. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

  30. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

  31. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

  32. The Board of Directors may in its discretion require any officer, employee or agent to give the Corporation a bond in such sum and with such surety as shall be satisfactory to the Board for the faithful performance of his duties and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money or other property of whatever kind in his possession or under his control belonging to the Corporation.

                                 THE PRESIDENT
                                 -------------

  33. The President shall be the chief executive officer of the Corporation; he shall preside at all meetings of the stockholders and directors, shall be ex-officio a member of all standing committees, shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

                               PRESIDENT PRO TEM
                               -----------------

  34. In the absence or disability of both the President and Vice-President, the Board may appoint a President Pro Tem.

                                VICE-PRESIDENTS
                                ---------------

  35. The Vice-Presidents in the order designated by the Board of Directors or in the absence of such designation in the order of their seniority shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors shall prescribe.

                    THE SECRETARY AND ASSISTANT SECRETARIES
                    ---------------------------------------

  36. The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board or by any officer authorized by the By-Laws to execute instruments under seal, shall affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

  37. The Assistant Secretaries in the order designated by the Board of Directors or in the absence of such designation in the order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

                    THE TREASURER AND ASSISTANT TREASURERS
                    --------------------------------------

  38. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

  39. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it , an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall have alternative authority of equal scope with the Secretary to affix and attest the seal of the Corporation. He shall perform such other duties as the Board of Directors shall prescribe.

  40. The Assistant Treasurers in the order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe.

                                  ACCOUNTANTS
                                  -----------

  41. Annually within thirty days before or after the beginning of the fiscal year or before an annual meeting of stockholders held in such fiscal year the Board of Directors shall select an independent public accountant, individual or firm, to act as accountants for the Corporation. Such selection shall be submitted for ratification or rejection at the next succeeding annual meeting of the stockholders. Any vacancy occurring between annual meetings due to the death or resignation of the accountant may be filled by the Board of Directors. Any such appointment shall be subject to termination by vote of the holders of a majority of the outstanding voting securities of the Corporation at any meeting called for such purpose. In the event that any selection of an accountant has been rejected by the stockholders or the employment thereof is terminated in accordance herewith, the vacancy so occurring may be filled by a vote of the holders of a majority of the outstanding voting securities of the Corporation either at the meeting at which the rejection or termination occurred, or if not so filled then at a subsequent meeting which shall be called for the purpose.

                         SALE AND REDEMPTION OF SHARES
                         -----------------------------

  42. The shares of the capital stock of the Corporation may be issued to such persons and at such prices from time to time as the Board of Directors may determine. Such issuance shall be on a non-assessable basis and, unless it be pro rata to then existing stockholders as a stock dividend, stock split, or stock combination, shall be only in exchange for cash or for such other property as the Board of Directors may deem proper, which shall in no event be less than the market value as herein defined in subsection (a) hereunder nor the par value of such shares, whichever shall be greater. All orders for purchase of shares shall be subject to acceptance by the Corporation or its duly authorized representative, and the management may in its discretion reject any order for the purchase of shares except shares purchasable with cash dividends as hereinafter provided. The value of property received in exchange for the issuance of shares shall be that resulting from an appraisal of such property by the Board of Directors in such manner as shall be deemed by it to reflect its fair value and when so determined in good faith shall be conclusive. Any excess received by the Corporation upon the issuance and sale of the shares of the capital stock of the Corporation over the then par value thereof shall be carried on the books of the Corporation as paid-in surplus.

       (a) The market value of a share of the capital stock of the Corporation shall be determined as soon as possible after the close of the New York Stock Exchange, on each business day on which the Exchange is open, such market price to take effect as of the close of the New York Stock Exchange and shall be applicable to all orders received prior to its effectiveness. The market value of a share of the capital stock of the Corporation shall be the net asset value thereof, and each of the aforesaid determinations shall be made as set forth in subsection (d) hereunder. In addition, in its discretion, the Board of Directors may make or cause to be made a more frequent determination of the market value where it deems necessary or to comply with any applicable provision of federal or state law, which determination shall become effective at the time established by the Board of Directors; be based on a calculation as set forth in subsection (d) hereunder; or on an adjustment of the market value established immediately prior thereto, such adjustment to be made in such manner as the Board of Directors shall deem reasonable to reflect any material changes in the fair value of securities and other assets held by the Corporation and any other material changes in the assets or liabilities of the Corporation and the number of its outstanding shares which shall have taken place since the immediately preceding determination of market value.

       (b) So long as it has assets legally available to do so and such right is not suspended under the provisions of the Investment Company Act of 1940, the Corporation agrees to redeem any shares of its capital stock tendered to it at the next effective redemption price. In addition, the distributors of the shares of the Corporation's stock (if any) may, but are not required to, maintain a bid to repurchase the shares tendered at the next calculated and effective redemption price. The redemption price as defined in subsection (c) of this Section 42 shall become effective in accordance with said subsection. Payment for such shares shall be made within seven days after the date upon which such shares are properly tendered. If the determination of the redemption price is postponed beyond the date on which it would normally occur by reason of a declaration by the Board of Directors suspending determination of net asset value pursuant to subsection (e) hereunder, the right of the stockholder to have his shares redeemed by the Corporation shall be similarly suspended and he may withdraw his certificate or certificates (where certificates have been issued) or his redemption request (where no certificate has been issued) from deposit if he so elects, or if he does not so elect, the redemption price shall be the net asset value determined as of the close of the New York Stock Exchange, on the first business day after the suspension, upon which such a determination is made. Payment for such shares may at the option of the Board of Directors, or such officer or officers as they may duly authorize for the purpose, in their complete discretion be made in cash, or in kind, or partially in cash and partially in kind. In case of payment in kind the Board of Directors, or their delegate, shall have absolute discretion as to what security or securities shall be distributed in kind and the amount of the same, and the securities shall be valued for purposes of distribution at the figure at which they were appraised in computing the net asset value of the Corporation's shares, provided that any redemption in kind shall be subject to the requirements of Rule l8f-1 under the Investment Company Act of 1940.
Shares so redeemed by the Corporation shall become authorized but unissued shares and may be resold by the Corporation.

       The board of directors, from time to time, by resolution, may direct that written notice shall be sent to all stockholders owning shares of aggregate net asset value of $500 or less, stating that as of a date not less than 90 days from the date of such notice all of the shares owned by such stockholder shall be redeemed at the net asset value thereof as of such date provided: (i)no shares of any stockholder shall be redeemed pursuant to such notice if such stockholder delivers to the Corporation, on a timely basis, a duly executed written objection or (ii) as of the proposed date of redemption, the shares owned by such stockholder have an aggregate value exceeding $500. The
                                      22


delivery and contents of any written notice sent by the Corporation pursuant to this paragraph shall conform to the applicable requirements of the Investment Company Act of 1940 and the General Corporation Law of the state of Maryland.

       (c) The redemption price of a share of the capital stock of the Corporation shall be determined and become effective each time the market value of a share is determined and becomes effective under the provisions of subsection (a) of this Section. Such redemption price shall be the net asset value thereof, determined as set forth in subsection (d) hereunder.

       (d) The net asset value of a share of the capital stock of the Corporation shall be the quotient resulting from dividing the net assets of the Corporation as of the valuation time by the number of the then outstanding shares. The net assets of the Corporation shall be calculated as described below.

            (1)  The gross assets shall be valued as follows:

                 (A) Portfolio securities traded on a stock exchange shall be appraised at the most recent quoted sales price. Securities not traded on the day of valuation and securities traded over-the-counter shall be valued at the prevailing quoted bid price; cash and cash equivalents at face value. Securities for which no quotation is available and "restricted securities" shall be valued at their fair value as determined by the Board of Directors or a specially delegated officer in good faith. Interest will be accrued and dividends will be taken into account on ex dividend dates.

                 (B) All other assets of the Corporation including cash, prepaid and accrued items, and other receivables, shall be appraised in such manner as will reflect their fair value.

            (2) From the gross assets shall be deducted the liabilities of the corporation, including accrued items, and other payables, and proper reserves, if any, as may be determined by the Board of Directors.

            (3) The resulting difference shall be the net assets of the Corporation.

       (e) The Board of Directors may declare a suspension of the determination of net asset value for the whole or any part of any period (i) during which the New York Stock Exchange is closed other than customary weekend and holiday closings, (ii) during which trading on the New York Stock Exchange is restricted, (iii) during which an emergency exists as a result of which disposal by the Corporation of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Corporation fairly to determine the value of its net assets, or (iv) during any other period when the Securities and Exchange Commission (or any succeeding governmental authority) may for the protection of security holders of the Corporation by order permit suspension of the right of redemption or postponement of the date of payment on redemption; provided that applicable rules and regulations of the Securities and Exchange Commission (or any succeeding governmental authority) shall govern as to whether the conditions prescribed in (ii), (iii) or (iv) exist. Such suspension shall take effect at such time as the Board of Directors shall specify but not later than the close of business on the business day next following the declaration, and thereafter there shall be no determination of asset value until the Board of Directors shall declare the suspension at an end, except that the suspension shall terminate in any event on the first day on which said Stock Exchange shall have reopened or the period specified in
(ii) or (iii) shall have expired (as to which in the absence of an official ruling by said Commission or succeeding authority), the determination of the Board of Directors shall be conclusive.

  43. The Corporation may appoint one or more distributors or agents or both for the sale of the shares of the Corporation, and may allow such person or persons a commission on the sale of such shares and may enter into such contract or contracts with such person or persons as the Board of Directors of this Corporation in its discretion may deem reasonable and proper. Any such contract or contracts for the sale of the shares of this Corporation may be made with any person even though such person may be an officer, other employee, director or stockholder of this Corporation or a corporation, partnership, trust or association in which any such officer, other employee, partner, director or stockholder may be the investment adviser and manager of the Corporation, provided however, the maximum load or commission to be charged upon the sale of shares issued by the Corporation shall be not greater than nine percent (9%) of the offering price to the public of such shares. As used in this

Section, "offering price to the public" shall mean the net asset value as defined in Section 42(d) of these By-Laws plus the load or commission charge adjusted to the nearest full cent. Nothing herein shall be construed to prevent the management from disposing of shares of stock of the Corporation at no sales load or at a sales load within the limitations set forth herein in connection with the merger, consolidation or acquisition of substantially all the capital stock or assets of any other investment company at any time.

                             CERTIFICATES OF STOCK
                             ---------------------

  44. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. If any stock certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such officer may be facsimile. Certificates of stock shall not be issued unless a stockholder so directs by written notice to the Corporation.

                              TRANSFERS OF STOCK
                              ------------------

  45. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                           CLOSING OF TRANSFER BOOKS
                           -------------------------

  46. The Board of Directors may fix in advance a date, not exceeding sixty and not less than ten days preceding the date of any meeting of stockholders, or for the payment of any dividend, or for the allotment of rights, or when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment there of, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent. If an Annual Meeting is held to elect directors pursuant to the requirements of the Investment Company Act of 1940, the Board shall fix the record date within the time required for holding such Annual Meeting as provided in Section 4 of these By-Laws, but not more than 90 nor less than 10 days prior to such Meeting. Only such stockholders who shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

                            REGISTERED STOCKHOLDERS
                            -----------------------

  47. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.

                               LOST CERTIFICATE
                               ----------------

  48. The Board of Directors may direct a new certificate to be issued in place of any certificate alleged to have been lost or destroyed upon furnishing proof of such loss or destruction satisfactory to the Board and furnishing the Corporation a bond in such sum as the Board may direct as indemnity against any claim that may be made against the Corporation by reason of the issue of such new certificate.

                                   DIVIDENDS
                                   ---------

  49. Dividends upon the capital stock of the Corporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation and the applicable laws of Maryland.

  50. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created. Whenever dividends are paid out of sources other than accumulated undistributed net income or net income for the current or preceding fiscal year, such fact and the basis of such determination shall be clearly revealed to the stockholders at the time of payment. For such purpose profits or losses realized upon the sale of securities or other property shall be excluded from net income.

  51. The Board of Directors may provide by resolution that all dividends disbursed shall be reinvested at net asset value, except that provision shall be made to distribute any dividend to stockholders in cash if such stockholders so elect in writing on a form provided by the Corporation or approved by the Board.

                                  FISCAL YEAR
                                  -----------

  52.  The fiscal year shall end on the last day in November in each year.

                                     SEAL
                                     ----

   53. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Maryland." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced otherwise.

                   INDEMNIFICATION OF OFFICERS AND DIRECTORS
                   -----------------------------------------

  54. With respect to the indemnification of the Officers and Directors of the Corporation:

       (a) The Corporation shall indemnify each Officer and Director made party to a proceeding, by reason of service in such capacity, to the fullest extent, and in the manner provided, under section 2-418 of the Maryland General Corporation law: (i) unless it is proved that the person seeking indemnification did not meet the standard of conduct set forth in subsection
(b)(1) of such section; and (ii) provided, that the Corporation shall not indemnify any Officer or Director for any liability to the Corporation or its security holders arising from the willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office.

       (b) The provisions of clause (i) of paragraph (a) herein notwithstanding, the Corporation shall indemnify each Officer and Director against reasonable expenses incurred in connection with the successful defense of any proceeding to which such Officer or Director is a party by reason of service in such capacity.

       (c) The Corporation, in the manner and to the extent provided by applicable law, shall advance to each Officer and Director who is made party to a proceeding by reason of service in such capacity the reasonable expenses incurred by such person in connection therewith.

                                  AMENDMENTS
                                  ----------

  55. These By-Laws may be altered, amended, or repealed by a vote of a majority of all the votes cast at a regular meeting of the stockholders at which a quorum of the outstanding voting securities of the Corporation is present in person or by proxy, or at any special meeting thereof if notice of such alteration, amendment, or repeal be contained in the notice of such meeting.

       Section 18 of these By-Laws may be amended only by the vote at the duly called annual or a special meeting of the stockholders of the Corporation (a) of 67 per cent or more of the voting securities present at such meeting, if the holders of more than 50 per cent of the outstanding voting securities of the Corporation are present or represented by proxy or (b) of more than 50 per cent of the outstanding voting securities of the Corporation, whichever is the less.

       In addition, these By-Laws, except Section 18, may be altered, amended, or repealed by a majority vote of the directors in office.